Cullen Funds Trust 485BPOS

Exhibit 99.(h)(vi)

CULLEN FUNDS TRUST

FIRST AMENDMENT TO THE

ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

THIS FIRST AMENDMENT TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT (this “Amendment”) is dated May 13, 2024 is made by and between Cullen Funds Trust, a Delaware statutory trust (the “Trust”), and Paralel Technologies LLC, a Delaware limited liability company (“Paralel” or the “Administrator”).

WHEREAS, Paralel and the Trust are parties to that certain Administration and Fund Accounting Agreement dated May 2, 2022 (the “Agreement”); and

WHEREAS, Paralel and the Trust wish to amend the Agreement to provide for additional services to be performed by Paralel in response to new and amended rules and regulations adopted by the U.S. Securities and Exchange Commission related to tailored shareholder reporting and to set forth the fees for those additional services.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Services. Paralel agrees to provide the Trust with the additional services (the “Additional Services”) described below.

Fund Administration

●	Prepare and distribute annual and semi-annual tailored shareholder reports

2.	Compensation. In addition to the fees set forth in the Agreement, as consideration for the Additional Services, the Trust shall pay Paralel the following fees:

●	[REDACTED]

–	[REDACTED]

●	[REDACTED]

–	[REDACTED]

*Subject to the annual cost of living increase described in Section 2(a) of the Agreement.

3.	Miscellaneous. Except to the extent expressly amended or supplemented hereby, the provisions of the Agreement remain in full force and effect. All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Agreement. This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.	Governing Law. The provisions of this Amendment shall be construed and interpreted in accordance with the laws of the State of Colorado and the 1940 Act and the rules thereunder.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CULLEN FUNDS TRUST,
A Delaware statutory trust

By:	/s/Stephen O’Neil
Name:	Stephen O’Neil
Title:	Treasurer

PARALEL TECHNOLOGIES LLC,
A Delaware limited liability company

By:	/s/ Jeremy May
Name:	Jeremy May
Title:	Chief Executive Officer

[Signature Page to First Amendment to the Administration and Fund Accounting Agreement]